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                                                                    Exhibit (23)



                         INDEPENDENT AUDITORS' CONSENT



 We consent to the incorporation by reference in Registration Statement No. 33-52075-01 of Armor All Products Corporation on Form S-3 and Registration Statement Nos. 33-16181, 33-33096 and 33-43987 of Armor All Products Corporation on Form S-8 and of our reports dated April 20, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of Armor All Products Corporation for the year ended March 31, 1995.



/s/Deloitte & Touche

DELOITTE & TOUCHE LLP
Costa Mesa, California
June 21, 1995


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